Filed Pursuant to Rule 424(b)(5)
Registration No. 333-278195

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 25, 2024)

Up to $400,000,000

Ultra Clean Holdings, Inc.

Common Stock

 We have entered into a sales agreement (the “Sales Agreement”) with UBS Securities LLC, Barclays Capital Inc., Craig-Hallum Capital Group LLC and Oppenheimer & Co. Inc., each acting as our sales agent and/or principal (each, a “Sales Agent” and together, the “Sales Agents”), relating to shares of our common stock, $0.001 par value (the “Common Stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $400,000,000, from time to time through or to the Sales Agents, acting as our agents or principals (the “ATM Program”). Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “UCTT”. On August 13, 2026, the closing sale price of our Common Stock was $92.91 per share.

Sales, if any, of shares of Common Stock under the Sales Agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through The Nasdaq Global Select Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), or through a combination of any such methods of sale. The Sales Agents may also sell shares of Common Stock by any other method permitted by law. The shares of Common Stock may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We will designate the maximum amount of shares of Common Stock to be sold through the Sales Agents on a daily basis or otherwise as we and the Sales Agents agree, the minimum price per share at which such shares of Common Stock may be sold and other sales parameters as we deem appropriate. Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their commercially reasonable efforts, consistent with their normal trading and sales practices and applicable law and regulations, to sell on our behalf all of the designated shares of Common Stock up to the amount specified by us. The obligations of the Sales Agents under the Sales Agreement to sell our Common Stock are subject to a number of conditions that we must meet. We may instruct the Sales Agents not to sell any shares of Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any of the Sales Agents may suspend the offering of shares of Common Stock by notifying the other party.

We will pay the Sales Agents a commission of up to 3.0% of the gross sales price per share sold through the Sales Agents under the Sales Agreement. We have also agreed to reimburse the Sales Agents for certain of their out-of-pocket expenses. We expect settlement of any sales of shares of Common Stock to occur on the first trading day following the date on which such sales were made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of shares of Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree. In connection with the sale of the shares of Common Stock on our behalf, each of the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each of the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain liabilities, including civil liabilities under the Securities Act. See “Plan of Distribution.”

We intend to use the net proceeds from sales of Common Stock under this ATM Program for general corporate purposes, including working capital, sales and marketing activities, product development, general and administrative matters, and capital expenditures, although we cannot predict with certainty all of the particular uses for our net proceeds from this offering or the amounts we may actually spend on such uses. We also may use a portion of the net proceeds to acquire complementary businesses, products, services or technologies. However, we do not have agreements, commitments or plans for any specific acquisitions as of the date of this prospectus supplement.

See “Risk Factors” beginning on page S-6 of this prospectus supplement and the documents incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended December 26, 2025 and our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 27, 2026 and for the fiscal quarter ended June 26, 2026, for a discussion of certain risks that should be considered in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of our Common Stock or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

UBS Investment Bank Craig-Hallum	Barclays Oppenheimer & Co.

The date of this prospectus supplement is August 14, 2026.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or authorize. If given or made, such information or representations must not be relied upon as having been authorized by us, and we take no responsibility for any information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the shares of Common Stock offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the date of the document containing the information. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us and/or on our behalf by the Sales Agents do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. See the “Plan of Distribution” section beginning on page S-13 of this prospectus supplement.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Common Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus dated March 25, 2024, which is part of our Registration Statement on Form S-3, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of Common Stock. This prospectus supplement may add to, update or change the information in the accompanying prospectus. If there is any inconsistency between the information in the accompanying prospectus and this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement, before deciding whether to invest in the Common Stock offered by this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the Common Stock offered by this prospectus supplement. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in this prospectus supplement, or contained or incorporated by reference in the accompanying prospectus, is accurate as of any date other than their respective dates. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby. Neither the delivery of this prospectus supplement, the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

References in this prospectus supplement to “Ultra Clean,” the “Company,” “we,” “us” and “our” refer to Ultra Clean Holdings, Inc. and its consolidated subsidiaries, unless otherwise stated or the context so requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Information about us is available on the SEC’s website and is also available free of charge at our website at www.uct.com. The information on, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus and any internet addresses provided in this prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Ultra Clean Holdings, Inc. and our Common Stock, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, is available on the SEC’s website at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules, rather than filed, and exhibits furnished in connection with such items):

•	Our Annual Report on Form 10-K for the fiscal year ended December 26, 2025, filed with the SEC on February 23, 2026 (the “2025 Annual Report”);

•	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 27, 2026, filed with the SEC on April 29, 2026, as amended by our Form 10-Q/A filed with the SEC on May 1, 2026, and for the fiscal quarter ended June 26, 2026, filed with the SEC on August 4, 2026 (collectively, the “2026 Quarterly Reports”);

•	Portions of our definitive proxy statement on Schedule 14A, filed with the SEC on April 27, 2026 that are specifically incorporated by reference into Part III of the Company’s 2025 Annual Report; and

•	Our Current Reports on Form 8-K, filed with the SEC on January 28, 2026, February 25, 2026, February 27, 2026, March 3, 2026, April 24, 2026, April 28, 2026 (excluding Item 2.02 and the related exhibit), May 26, 2026, July 8, 2026 and August 6, 2026.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules, rather than filed, and exhibits furnished in connection with such items, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A on or after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

When we use the term “prospectus supplement” in this prospectus supplement and the accompanying prospectus, we are referring to this prospectus supplement as updated and supplemented by all information incorporated by reference herein from any Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K and any other documents incorporated by reference in this prospectus supplement as described above.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (510) 576-4400 or by writing to us at the following address:

Ultra Clean Holdings, Inc.

26462 Corporate Avenue

Hayward, California 94545

Attention: Corporate Secretary

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as, but are not limited to, “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result” and similar expressions. These include, among other things, expectations regarding the growth of our business and revenues, including factors that may impact such growth, and fluctuations in our revenues and margins; statements relating to plans, expectations and trends about our core business metrics, costs and expenses, capital expenditures, sources of funding, products and services, strategic business transactions and other aspects of our business operations and strategies; statements regarding the global macroeconomic and regulatory environment; as well as other statements regarding our future operations, financial condition and prospects, and actual or potential risk and liability exposures. Forward-looking statements include statements regarding the matters identified under “Forward-Looking Statements” in the accompanying prospectus, our ability to enter into any sales under the ATM Program on the anticipated timeline or at all and the anticipated use of the net proceeds therefrom. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus supplement and the accompanying prospectus, including in the sections captioned “Risk Factors,” in our 2025 Annual Report and our 2026 Quarterly Reports, and in particular, the risks discussed in the sections captioned “Item 1A. Risk Factors,” and those discussed in other documents we file with the SEC. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. You are advised, however, to consult any additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in our other filings we make with the SEC. See “Where You Can Find More Information.”

“Ultra Clean” and other trademarks of ours appearing in this prospectus supplement are our property. This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain additional trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors” included in our 2025 Annual Report, our 2026 Quarterly Reports and the other documents that we subsequently file with the SEC.

BUSINESS

We are a leading developer and supplier of critical subsystems, components, parts and ultra-high purity cleaning and analytical services primarily for the semiconductor industry. Ultra Clean offers its customers an integrated outsourced solution for major subassemblies, improved design-to-delivery cycle times, design for manufacturability, prototyping and part and component manufacturing, as well as tool chamber parts cleaning and coating, and micro-contamination analytical services. We report results for two segments: Products and Services. Our Products segment primarily designs, engineers and manufactures production tools, components and parts, and modules and subsystems for the semiconductor and display capital equipment markets. Products include chemical delivery modules, frame assemblies, gas delivery systems, fluid delivery systems, precision robotics, process modules as well as other high-level assemblies. Our Services segment provides ultra-high purity parts cleaning, process tool part recoating, surface encapsulation and high sensitivity micro contamination analysis primarily for the semiconductor device makers and wafer fabrication equipment markets.

We ship a majority of our products and provide most of our services to U.S.-registered customers with both domestic and international locations. In addition to U.S. manufacturing and service operations, we manufacture products and provide parts cleaning and other related services in our Asia Pacific, Europe and Middle East facilities to support local and U.S.-based customers. We conduct our operating activities primarily through our subsidiaries.

Over the long-term, we believe the semiconductor market we serve will continue to grow due to multi-year industry demand from a broad range of drivers, such as new device architecture (e.g., gate all around and backside power distribution), memory devices (e.g., high bandwidth memory) necessary for cloud, artificial intelligence and machine learning applications, and advanced packaging. We also believe that semiconductor original equipment manufacturers are increasingly relying on partners like Ultra Clean to fulfill their expanding capacity requirements. Additionally, our Services business is benefiting as device manufacturers rely on precision cleaning and coating to produce ever more advanced devices.

The Offering

The following summary contains basic information about our Common Stock and this offering. It does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to Ultra Clean Holdings, Inc. and not to its subsidiaries.

Issuer	Ultra Clean Holdings, Inc.
Securities Offered by Us	Common Stock having an aggregate offering price of up to $400,000,000.
Manner of Offering	Sales, if any, may be made from time to time through UBS Securities LLC, Barclays Capital Inc., Craig-Hallum Capital Group LLC and Oppenheimer & Co. Inc. as described under “Plan of Distribution.”
Use of Proceeds	We intend to use the net proceeds from the issuance and sale by us of any shares of our common stock to or through the Sales Agents for general corporate purposes, including working capital, sales and marketing activities, product development, general and administrative matters, and capital expenditures, although we cannot predict with certainty all of the particular uses for our net proceeds from this offering or the amounts we may actually spend on such uses. We also may use a portion of the net proceeds to acquire complementary businesses, products, services or technologies. However, we do not have agreements, commitments or plans for any specific acquisitions as of the date of this prospectus supplement. See “Use of Proceeds.”
Exchange Listing	Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “UCTT.”
Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and in the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in our 2025 Annual Report and our 2026 Quarterly Reports, as well as the other information contained or incorporated herein by reference, before deciding whether to invest in the Common Stock offered hereby.

RISK FACTORS

An investment in our Common Stock involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our 2025 Annual Report and 2026 Quarterly Reports, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of our Common Stock could decline due to any of these risks or other factors, and you may lose all or part of your investment.

In addition to the foregoing risks relating to us, the following are additional risks relating to this offering and an investment in our Common Stock.

Our quarterly revenue and operating results could fluctuate significantly from period to period, and this may cause volatility in our common stock price.

Our quarterly revenue and operating results, including our gross margin, have fluctuated significantly in the past, and we expect them to continue to fluctuate in the future for a variety of reasons, which may include:

•	the cyclical nature of the industries we serve that frequently oscillates between downturn and growth;

•	changes in the timing and size, or cancellation or postponement, of orders by our customers;

•	strategic decisions by our customers to terminate their outsourcing relationship with us or give market share to our competitors, which may result from decreased demand for our customers’ products by end customers;

•	strategic consolidation by our customers;

•	pricing pressure from either our competitors or our customers;

•	disruptions or delays in the manufacturing of our products or in the supply of components or raw materials;

•	introduction of new products or services;

•	delays in production ramp-up, low yields or other problems experienced at our manufacturing facilities;

•	changes in design-to-delivery cycle times;

•	inability to reduce our costs quickly, commensurate with reductions in our prices or in response to decreased demand;

•	changes in our product and/or service mix;

•	write-offs of excess or obsolete inventory;

•	one-time expenses or charges associated with failed acquisition negotiations or completed acquisitions;

•	inability to control our operating costs consistent with target levels;

•	announcements by our competitors of new products, services or technological innovations; and

•	geographic mix of customer orders or worldwide earnings.

As a result of the foregoing, we believe that quarter-to-quarter comparisons of our revenue and operating results may not be meaningful and that these comparisons may not be an accurate indicator of our future performance. Changes in the timing or terms of a small number of transactions could disproportionately affect our operating results in any particular quarter. Moreover, our operating results in one or more future quarters may fail to meet our guidance or the expectations of securities analysts or investors. If this occurs, we would expect to experience an immediate and significant decline in the trading price of our Common Stock.

The market for our stock is subject to significant fluctuation.

The market price of our Common Stock could be subject to significant fluctuations. Among the factors that could affect our stock price are:

•	quarterly variations in our operating results;

•	our ability to successfully introduce new products and services and manage new product transitions;

•	changes in revenue or earnings estimates or publication of research reports by analysts;

•	speculation in the press or investment community;

•	strategic actions by us, our customers or our competitors, such as acquisitions or restructurings;

•	announcements relating to any of our key customers, significant suppliers or the semiconductor manufacturing and capital equipment industry generally;

•	the effects of war and terrorist attacks;

•	domestic and international economic or political factors unrelated to our performance; and,

•	the results of our operations not meeting our guidance or analysts’ expectations.

The stock markets in general, and the markets for technology stocks in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our Common Stock is influenced by the research and reports that industry analysts publish about us or our business. If any of the analysts issue an adverse opinion regarding our Common Stock, our stock price would likely decline. Similarly, if these analysts cease publishing regular reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

We do not currently intend to pay dividends on our common stock, and, consequently, our shareholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

Given our current business plan to invest our earnings to fund our growth, we do not intend on declaring any dividends on our Common Stock (which ability to do so is also restricted by the terms of our credit agreement). For the foreseeable future, therefore, any return on our shareholders’ investment will depend exclusively on the capital appreciation of our Common Stock, which may not occur.

The capped call transactions may affect the value of our Common Stock.

In connection with the pricing of our convertible notes issued in March 2026 (the “2031 Convertible Notes”), we entered into privately negotiated capped call transactions with certain financial institutions (the “Option Counterparties”). The capped call transactions are expected generally to reduce potential dilution to our common stock upon any conversion of the 2031 Convertible Notes and/or offset any potential cash payments we are required to make in excess of the principal amount of converted notes, subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, the Option Counterparties were expected to enter into various derivative transactions with respect to our Common Stock and/or purchase shares of our Common Stock concurrently with or shortly after the pricing of the 2031 Convertible Notes. This activity could have increased, or reduced the size of any decrease in, the market price of our Common Stock at that time.

In addition, the Option Counterparties may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock in secondary market transactions following the pricing of the 2031 Convertible Notes and prior to their maturity, and are likely to do so during the relevant valuation period under the capped call transactions and following any early conversion or repurchase of notes by us. This activity could cause or avoid an increase or a decrease in the market price of our Common Stock.

We have broad discretion in the use of the net proceeds from this offering, if any.

Under the ATM Program, we may offer and sell from time to time shares of our Common Stock, having an aggregate offering price of up to $400,000,000. Our management will have considerable discretion in the application of net proceeds from sales under the ATM Program, if any, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. The failure of our management to use these funds effectively could harm our business.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. Further, the holders of a majority of the shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by affiliates. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.

The shares of Common Stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our Common Stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold. Investors may experience a decline in the value of their shares as a result of sales of shares of Common Stock made at prices lower than the prices they paid.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we expect to offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock in the future. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

The actual number of shares of Common Stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agents after delivering a sales notice will fluctuate based on the market price of the shares of Common Stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

Our business may be adversely affected by IT disruptions, including by impairing our ability to effectively deliver our products or services, which could cause us to lose customers.

The manufacture and delivery of our products, the provision of our services and our financial reporting depend on the continuing operation of our technology infrastructure and systems, particularly our data center located in California. We face evolving and increasing cybersecurity threats, including ransomware attacks, malware, denial-of-service attacks, social engineering (including phishing), supply chain attacks, and other attempts to gain unauthorized access to our systems and data. Any damage to or failure of our systems could result in interruptions in our ability to manufacture or deliver products or services, or adversely impact our ability to accurately and timely report our financial results. Interruptions could reduce our sales and profits, and our systems could be perceived as unreliable. Our systems and operations are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, hardware or software failures, telecommunications failures, cyber attacks, and similar events. Some of the critical components of our system are not redundant and we currently do not have a backup data center.

Cybersecurity incidents, in particular, are evolving and include, but are not limited to, malicious software attacks, attempts to gain unauthorized access to systems and data, and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and corruption of data (our own or that of third parties). We have experienced cybersecurity incidents, and although none have been material to date, there can be no assurance that future incidents will not have a material adverse effect on our business, financial condition or results of operations. Under the supervision of our Chief Information Officer and Chief Information Security Officer, we have adopted certain measures to combat potential cyberattacks and information espionage, including implementation of certain security tools to detect nefarious activities within our system. Yet, given the unpredictability of the timing, nature and scope of such cybersecurity disruptions, and given those cyberattacks targeting those systems outside of our direct control (such as our supply chain's infrastructure), we could experience additional detrimental impacts on our operations or ability to provide products and services to our customers (such as production downtimes and operational delays), misappropriation, destruction or corruption of confidential information or other data, security breaches, other manipulation or improper use of our systems or networks, financial losses from remedial actions, and/or reputational harm, any of which could have a material adverse effect on our business.

Frequent or persistent system failures could brand our products or services unattractive to customers, which may be difficult to reverse. Any steps we take to increase the reliability and redundancy of our systems may be expensive, reduce our operating margin and may not be successful in reducing the frequency or duration of unscheduled interruptions.

USE OF PROCEEDS

Under the ATM Program, we may offer and sell from time to time shares of our Common Stock having an aggregate offering price of up to $400,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds, if any, from this offering for general corporate purposes, including working capital, sales and marketing activities, product development, general and administrative matters, and capital expenditures, although we cannot predict with certainty all of the particular uses for our net proceeds from this offering or the amounts we may actually spend on such uses. We also may use a portion of the net proceeds to acquire complementary businesses, products, services or technologies. However, we do not have agreements, commitments or plans for any specific acquisitions as of the date of this prospectus supplement.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

The following are the material U.S. federal income and estate tax consequences of the ownership and disposition of our Common Stock acquired in this offering by a Non-U.S. Holder (as defined below) that holds our Common Stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, and does not own, and has not owned, actually or constructively, more than 5% of our Common Stock. You are a Non-U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of our Common Stock that is:

•	a nonresident alien individual;

•	a foreign corporation (or other entity treated as a corporation for U.S. federal income tax purposes); or

•	a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States for U.S. federal income tax purposes. If you are such a person, you should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of our Common Stock.

If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and your activities. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the ownership and disposition of our Common Stock.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including any minimum tax and Medicare contribution tax consequences and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income and estate taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction and the possible effects of any changes in applicable tax laws.

Distributions

We do not currently expect to make distributions on our Common Stock. In the event that we do make distributions of cash or other property, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale of our Common Stock, as described below under “—Gain on Disposition of Our Common Stock.”

Subject to the discussion below on effectively connected income, dividends paid to you generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding (subject to the discussion below under “—FATCA”), you will be required to provide a properly executed applicable Internal Revenue Service (“IRS”) Form W-8 certifying your entitlement to benefits under an income tax treaty.

If dividends paid to you are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the dividends in the same manner as a U.S. person. In this case, you will be exempt from the withholding tax discussed in the preceding paragraph, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax adviser with respect to U.S. tax consequences of the ownership and disposition of our Common Stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Gain on Disposition of Our Common Stock

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our Common Stock unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), or

•	we are or have been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and our Common Stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the disposition occurs.

We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.

If you recognize gain on a sale or other disposition of our Common Stock that is effectively connected with your conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on such gain in the same manner as a U.S. person. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our Common Stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments of distributions on our Common Stock. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our Common Stock. You may be subject to backup withholding on payments on our Common Stock or on the proceeds from a sale or other disposition of our Common Stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status or your establishment of an exemption otherwise will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Provisions of the Code commonly referred to as “FATCA” may require withholding of 30% on payments of dividends on our Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Additionally, a 30% withholding would have applied to payments of gross proceeds of dispositions of our Common Stock on or after January 1, 2019; however, proposed Treasury regulations eliminate this 30% withholding on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). You should consult your tax adviser regarding the effects of FATCA on your investment in our Common Stock.

Federal Estate Tax

Individuals who are not citizens or residents of the United States (as defined for U.S. federal estate tax purposes) and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, our Common Stock will be treated as U.S.-situs property subject to U.S. federal estate tax.

PLAN OF DISTRIBUTION

Under the Sales Agreement, shares of our Common Stock having an aggregate offering price of up to $400,000,000 may be offered and sold from time to time to or through the Sales Agents, as sales agent and/or principal.

Sales, if any, of shares of Common Stock under the Sales Agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through The Nasdaq Global Select Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, or through a combination of any such methods of sale. The Sales Agents may also sell shares of Common Stock by any other method permitted by law. The shares of Common Stock may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

No Sales Agent is required to sell any specific number or dollar amount of shares of our Common Stock, but each Sales Agent has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell on our behalf all of the designated shares of Common Stock up to the amount specified by us. Shares of our Common Stock offered and sold through the Sales Agents pursuant to this prospectus supplement and the accompanying prospectus will be offered and sold through only one Sales Agent at any given time.

The Sales Agents will offer shares of our Common Stock subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Sales Agents. We will designate the maximum amount of shares of our Common Stock to be sold through the Sales Agents or otherwise determine such maximum amount together with such Sales Agents. Subject to the terms and conditions of the Sales Agreement, the applicable Sales Agent will use commercially reasonable efforts to sell on our behalf all of the designated Common Stock. We may instruct a Sales Agent not to sell shares of our Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or a Sales Agent may suspend the offering of shares of our Common Stock being made through such Sales Agent under the Sales Agreement upon proper notice to the other party.

A Sales Agent will provide written confirmation to us following the close of trading on The Nasdaq Global Select Market each day in which shares of our Common Stock are sold by such Sales Agent under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross sales proceeds, the aggregate net proceeds to us and the aggregate compensation payable by us to such Sales Agent.

We expect that settlement for sales of shares of our Common Stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the proceeds to us net of compensation paid by us to the applicable Sales Agent. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of our Common Stock sold through the Sales Agents under the Sales Agreement, the net proceeds to us and the aggregate compensation paid by us to the Sales Agents in connection with the sales of such shares.

In connection with the sale of shares of our Common Stock, each Sales Agent may, and in connection with sales of shares of our Common Stock purchased by a Sales Agent as principal will, be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent may, or will, as applicable, be deemed to be underwriting commissions.

We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

Our Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M under the Exchange Act. If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to us or our Common Stock, we will promptly notify the Sales Agents, and sales of shares of our Common Stock under the Sales

Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

We estimate that the total expenses of the offering payable by us, excluding commissions under the Sales Agreement, will be approximately $0.5 million.

The offering of our Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of shares of our Common Stock subject to the Sales Agreement having an aggregate gross sales price of $400,000,000 and (2) the termination of the Sales Agreement by the Sales Agents or us pursuant to the terms described in the Sales Agreement.

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our Common Stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus or other material or advertisements relating to us or this offering, where action for that purpose is required. Accordingly, the shares of our Common Stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any free writing prospectus or other material or advertisements in connection with this offering may be distributed or published in or from any other country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Commissions and Discounts

Each Sales Agent will receive from us a commission that will not exceed, but may be lower than, 3.0% of the gross sales price of all shares of our Common Stock sold through it as Sales Agent under the Sales Agreement. We may also agree with a Sales Agent to sell shares of our Common Stock using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act and for which we may agree to pay the applicable Sales Agent compensation that is customary for such sales.

Under the terms of the Sales Agreement, we may also sell shares of our Common Stock to one or more of the Sales Agents as principal, at a price per share to be agreed upon at the time of sale. If we sell shares of our Common Stock to one or more of the Sales Agents as principal, we will enter into a separate terms agreement with such Sales Agent or Sales Agents, as the case may be, and we will describe the terms of the offering of those shares of our Common Stock in a separate prospectus supplement. In any such sale to a Sales Agent as principal, we may agree to pay the applicable Sales Agent an underwriting discount or commission that may exceed 3.0% of the gross sales price per share sold to such Sales Agent, as principal.

The sales proceeds, after deducting sales commissions (and underwriting discounts, if any), any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares.

Other Relationships

In the ordinary course of their various business activities, the Sales Agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Sales Agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the issuance of our Common Stock offered in this prospectus supplement will be passed upon for us by Davis Polk & Wardwell LLP, Redwood City, California. Latham & Watkins, Los Angeles, California, is acting as counsel for the Sales Agents in connection with this offering.

EXPERTS

The financial statements as of December 26, 2025 and December 27, 2024 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 26, 2025 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 26, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Ultra Clean Holdings, Inc. (the “Company”) for the year ended December 29, 2023, incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K of the Company for the year ended December 26, 2025 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

Ultra Clean Holdings, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time. Specific amounts and terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus, and in our Annual Report on Form 10-K for the fiscal year ended December 29, 2023, which is incorporated by reference herein, as amended or supplemented from time to time by any risk factors we include in subsequent Annual or Quarterly Reports on Form 10-K or 10-Q respectively, and incorporated herein by reference.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 25, 2024

___________________

We and/or any selling securityholders to be identified in a supplement to this prospectus have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and/or any selling securityholders to be identified in a supplement to this prospectus take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and/or any selling securityholders to be identified in a supplement to this prospectus are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

Unless otherwise indicated, the terms “Ultra Clean,” the “company,” “us,” “we” and “our” refer to Ultra Clean Holdings, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

ULTRA CLEAN HOLDINGS, INC.

Ultra Clean Holdings, Inc. is a leading developer and supplier of critical subsystems, components, parts, and ultra-high purity cleaning and analytical services primarily for the semiconductor industry. Ultra Clean offers its customers an integrated outsourced solution for major subassemblies, improved design-to-delivery cycle times, design for manufacturability, prototyping and part and component manufacturing, as well as tool chamber parts cleaning and coating, and micro-contamination analytical services. We report results for two operating segments: Products and Services. Our Products segment primarily designs, engineers and manufactures production tools, components, parts, and modules and subsystems for the semiconductor and display capital equipment markets. Products include chemical delivery modules, frame assemblies, gas delivery systems, fluid delivery systems, precision robotics and process modules as well as other high-level assemblies. Our Services segment provides ultra-high purity parts cleaning, process tool part recoating, surface encapsulation and high sensitivity micro contamination analysis primarily for the semiconductor device makers and wafer fabrication equipment markets.

Our principal executive offices are located at 26462 Corporate Avenue, Hayward, California 94545 and our telephone number is (510) 576-4600. We maintain a website at www.uct.com. The information on, or accessible through, our web site is not part of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we or the selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein are based upon current expectations that involve risks and uncertainties. Any statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in the “Risk Factors” section, in addition to the other information set forth in this prospectus or any prospectus supplement or incorporated by reference herein or therein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. All forward-looking statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein are based on information available to us as of their respective dates and we assume no obligation to update any such forward-looking statements, except as required by law. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2023. You should carefully consider the risks described in the “Risk Factors” section, in addition to the other information set forth in this prospectus or any prospectus supplement or incorporated by reference herein or therein, before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. Other information about us is also on our website at www.uct.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on or accessible through the SEC’s website and the information on or accessible through our website do not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 29, 2023 (including the portions of our Definitive Proxy Statement on Schedule 14A for our 2024 annual meeting of stockholders, incorporated by reference therein);

•	our Current Report on Form 8-K filed on March 8, 2024; and

•	the description of the Registrant’s common stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2023, including any amendments or reports filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (510) 576-4400 or by writing to us at the following address:

Ultra Clean Holdings, Inc.

24642 Corporate Avenue

Hayward, California 94545

Attention: Corporate Secretary

RISK FACTORS

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included or incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 29, 2023, and annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities covered by this prospectus will be used for general corporate purposes, including working capital, potential acquisitions, repayment of debt and other business opportunities. We will not receive any proceeds from sales of securities offered by any selling securityholders under this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (the “DGCL”) and our amended and restated certificate of incorporation (our “Certificate of Incorporation”) and our amended and restated bylaws (our “Bylaws”). We have summarized certain portions of the Certificate of Incorporation and Bylaws below. This information does not purport to be complete and is subject in all respects to the applicable provisions of our Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” above.

Authorized Capital Stock

Our Certificate of Incorporation authorizes us to issue 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

As of February 29, 2024, there were 44,653,193 shares of common stock outstanding and six stockholders of record. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of Ultra Clean, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, subject to any limitations imposed by law, without stockholder approval, from time to time to issue up to 10,000,000 shares of preferred stock in one or more series, each series to have rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as our board of directors may determine. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our voting stock outstanding. We have no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Our Bylaws vest the power to call special meetings of stockholders in our chairman of the board and our board of directors. Stockholders are permitted under our Certificate of Incorporation to act by written consent in lieu of a meeting.

To be properly brought before an annual meeting of stockholders, any stockholder proposal or nomination for the board of directors must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be received by us no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the day of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by us. Such notice must contain information specified in the Bylaws as to the director nominee or proposal of other business, information about the stockholder making the nomination or proposal and the beneficial owner, if any, on behalf of whom the nomination or proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal or nomination and to solicit proxies in support of it.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or subsequent to such date, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock.

The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCTT.”

Transfer Agent and Registrar

The transfer agent and registrar for the shares of our common stock is Equiniti Trust Company.

DESCRIPTION OF DEBT SECURITIES

The following descriptions of the debt securities that may be offered under this prospectus do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture, a form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.

As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately or upon exercise of a debt warrant from time to time. The debt securities may either be senior debt securities or subordinated debt securities. The debt securities we offer will be issued under an indenture between us and a trustee to be named therein. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

As used in this “Description of Debt Securities,” the terms “Ultra Clean,” “we,” “our,” and “us” refer to Ultra Clean Holdings, Inc. and do not, unless otherwise specified, include our subsidiaries.

General Terms of the Indenture

The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and, if applicable, in a pricing supplement, and as set forth in the supplemental indenture, board resolution or officers’ certificate relating to such offering.

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or pricing supplement, if any.

The applicable prospectus supplement for a series of debt securities that we issue, together with a pricing supplement, if any, will describe, among other things, the following terms of the offered debt securities:

•	the title;

•	the aggregate principal amount;

•	whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•	the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	any provisions for the remarketing of the debt securities;

•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement or pricing supplement, if any, will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.

Subordination

The prospectus supplement or pricing supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement or pricing supplement, if any. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are conveyed, transferred or leased is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

Unless otherwise indicated, the term “Event of Default,” when used in the indenture, means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable; provided that, an extension of an interest payment period in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments when due;

•	failure to perform any other covenant for 90 days after notice that performance was required;

•	certain events relating to bankruptcy, insolvency or reorganization; or

•	any other Event of Default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

If an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

Similarly, if an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture provides that the trustee shall within 90 days after the occurrence of default (or 30 days after it is known by the trustee) with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of that default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the indenture.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. See “Forms of Securities.”

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, the subordination provisions applicable to any subordinated debt securities will be expressly made subject to the discharge and defeasance provisions of the indenture.

We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the beneficial owners’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add one or more guarantees;

•	cure any ambiguity or correct any inconsistency in the indenture;

•	establish the forms or terms of debt securities of any series;

•	conform any provision of the indenture to this description of debt securities, the description of the notes included in the applicable prospectus supplement or any other relevant section of the applicable prospectus supplement describing the terms of the debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	make any change that does not materially adversely affect the right of any holder; and

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities.

We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

•	alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or

•	modify any provisions set forth in this paragraph.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

The indenture contains limitations on the right of the trustee, should it become a creditor of us, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that, the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director, of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law and Rules 327(b).

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Any purchase contracts we may issue may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:

•	the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant and unit offered hereunder will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units offered under this prospectus in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Ultra Clean, the trustees, the warrant agents, the unit agents or any other agent of Ultra Clean, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act, is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Ultra Clean and/or the selling securityholders, if applicable, may sell securities under this prospectus in one or more of the following ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	in short or long transactions;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by Ultra Clean, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If Ultra Clean and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

Ultra Clean and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

Ultra Clean and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Ultra Clean at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with Ultra Clean and/or the selling securityholders, if applicable, to indemnification by Ultra Clean against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Ultra Clean and its affiliates in the ordinary course of business.

Each series of securities other than the common stock, which is listed on The Nasdaq Global Select Market, and any series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

SELLING SECURITYHOLDERS

Information about selling securityholders, if any, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act, that are incorporated by reference.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

Our consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 29, 2023, and the effectiveness of internal control over financial reporting as of December 29, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements and an adverse opinion on the effectiveness of internal control over financial reporting due to material weaknesses) which is incorporated herein by reference. Such consolidated statements are incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Up to $400,000,000

Ultra Clean Holdings, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

UBS Investment Bank	Barclays

Craig-Hallum	Oppenheimer & Co.

August 14, 2026